UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As Dover Corporation (the “Company”) announced on June 8, 2009, its then-Chief Financial Officer, Robert G. Kuhbach, age 62, stepped down as Chief Financial Officer effective July 31, 2009. Mr. Kuhbach remains a Vice President of the Company in a senior advisory capacity until his formal retirement later this year. Mr. Kuhbach will be available for consulting on an as needed basis through March 31, 2010.
On August 5, 2009, the Compensation Committee of the Company’s Board of Directors approved the following compensation arrangements in connection with Mr. Kuhbach’s retirement. Upon retirement, Mr. Kuhbach will receive a bonus of $976,000. In addition, the Company will permit Mr. Kuhbach and his wife to participate in COBRA insurance until such time as Mr. Kuhbach becomes eligible for Medicare. Outstanding cash performance program and equity awards under the 2005 Equity and Cash Incentive Plan will be treated in accordance with the normal retirement provisions of the plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2009	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary